UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 8, 2024

Lionsgate Studios Corp.

(Exact name of registrant as specified in charter)

British Columbia, Canada

(State or Other Jurisdiction of Incorporation)

001-42102	N/A
(Commission File Number)	(IRS Employer Identification No.)

(Address of principal executive offices)

250 Howe Street, 20th Floor

Vancouver, British Columbia V6C 3R8

and

2700 Colorado Avenue

Santa Monica, California 90404

Registrant’s telephone number, including area code: (877) 848-3866

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares, no par value per share	LION	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

On August 14, 2024, Lions Gate Entertainment Corp. (“Lions Gate”), the controlling shareholder of Lionsgate Studios Corp. (“LG Studios”), disclosed that, on August 8, 2024, the Compensation Committee (the “Committee”) of the Board of Directors of Lions Gate approved a new employment agreement for Jon Feltheimer, Lions Gate’s Chief Executive Officer (the “Agreement’). The Agreement replaces Lions Gate’s current employment agreement with Mr. Feltheimer, which was originally entered into as of August 21, 2020 and subsequently amended as of August 12, 2022.

The Agreement has a five-year term that is scheduled to expire on July 31, 2029. Pursuant to the Agreement, Mr. Feltheimer receives an annual base salary of $1,500,000 and is eligible to receive an annual performance bonus based on such performance criteria as established by the Committee, with the target bonus commencing with Lions Gate’s 2025 fiscal year being $7,500,000 and the maximum bonus being 200% of the target amount. Any portion of Mr. Feltheimer’s annual bonus that exceeds $1,500,000 for a particular year may be paid to him in the form of fully vested Lions Gate common shares. The Agreement also provides for Mr. Feltheimer to participate in Lions Gate’s usual benefit programs for executives at his level, as well as Lions Gate-provided life and disability insurance coverage, reasonable club membership dues and limited use of Lions Gate’s private aircraft. The Agreement also provides for Mr. Feltheimer to receive, unless the Committee approves a different long-term incentive structure for senior management for the applicable fiscal year and, subject in each case to approval by the Committee and Mr. Feltheimer’s continued employment through the applicable date of grant, the following equity-based awards for each of Lions Gate’s fiscal years from 2026 through 2029 (the “Annual Grants”): (i) a time-vesting award of restricted share units (“RSUs”) with respect to Lions Gate’s Class B non-voting shares (“Class B Shares”); (ii) a time-vesting award of stock options or share appreciation rights (“SARs”) with respect to the Class B Shares; and (iii) a performance-vesting award of RSUs with respect to the Class B Shares. The aggregate target grant date value of each Annual Grant will be $10,000,000, with the actual value of the Annual Grant to be determined by the Committee each year based on Lions Gate’s financial performance for the prior fiscal year against performance targets to be agreed upon by the Committee and Mr. Feltheimer (the “Annual Grant Value”). The number of shares subject to the three awards comprising each Annual Grant will be determined, in the case of each of the two RSU awards, by dividing one-third of the Annual Grant Value by the closing price of a Class B Share on the date of that Annual Grant and, in the case of the award of options or SARs, by dividing one-third of the Annual Grant Value by the per-share value of the award as of the grant date based on the methodology then used by Lions Gate to value options and similar awards for financial statement purposes. Each Annual Grant will be scheduled to vest in equal installments on the first three anniversaries of the applicable grant date. Each of the Annual Grants will be granted under Lions Gate’s 2023 Performance Incentive Plan or a successor equity compensation plan of Lions Gate. Except as noted below, the vesting of each installment of the Annual Grants is subject to Mr. Feltheimer’s continued employment through the applicable vesting date. In addition, the vesting of the performance-based RSU Annual Grants is contingent on achievement of performance metrics to be determined by the Committee for the 12-month period ending on the applicable vesting date. The Agreement provides that each of the Annual Grants described above may be settled in Class B Shares, Lions Gate’s Class A voting shares, cash, or a combination thereof, as determined by the Committee, with the amount of the payment in each case determined based on the value of the Class B Shares at the time of payment (less the applicable exercise price in the case of options and SARs).

In the event Mr. Feltheimer’s employment is terminated by Lions Gate without cause or by him for good reason (as such terms are defined in the Agreement), he would be entitled to a cash severance payment equal to the present value of his base salary through July 31, 2029, as well as Lions Gate payment of his premiums for continued health coverage for up to 18 months (or such longer period as provided by state law) following his termination and his premiums for continued life and disability insurance through July 31, 2029, and he would also be entitled to payment of the target amount of his annual bonus for the fiscal year in which his termination occurs. If Mr. Feltheimer’s employment is terminated by Lions Gate without cause or by him for good reason and such termination occurs on or within 12 months following a change in control of Lions Gate (as defined in the Agreement), he would be entitled to the severance benefits described above, except that his cash severance would be the greater of the present value of his base salary through July 31, 2029 and $6,000,000. In the event that Mr. Feltheimer’s employment with Lions Gate is terminated by Lions Gate without cause, by him for good reason, or due to his death or disability, Mr. Feltheimer’s equity awards granted by Lions Gate pursuant to the Agreement prior to his termination, to the extent then outstanding and unvested, would become fully vested upon his termination (and, in the case of a termination without cause or for good reason, if the Annual Grant for the fiscal year in which his termination occurs has not previously been granted, that Annual Grant would be made and would fully vest upon his termination). In addition, if Mr. Feltheimer retires from his employment with Lions Gate on at least six months written notice (or his employment continues through July 31, 2024 and terminates for any reason thereafter), his outstanding and unvested equity awards granted by Lions Gate pursuant to the Agreement prior to his retirement will continue to vest following his retirement date, and his vested options or SARs would be exercisable for five years following his retirement (or, if earlier, until the expiration date of the award). In each case, Mr. Feltheimer’s right to receive the severance payments described above would be subject to his execution of a release of claims in favor of Lions Gate.

The foregoing summary is qualified in its entirety by the provisions of the Agreement, which is filed as Exhibit 10.1 herewith and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated August 8, 2024, between Lions Gate Entertainment Corp. and Jon Feltheimer

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2024

LIONSGATE STUDIOS CORP.

By:	/s/ James W. Barge
Name:	James W. Barge
Title:	Chief Financial Officer